Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Toyota Motor Corporation, a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:

1. The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ FUJIO CHO
Name:	Fujio Cho
Title:	Chairman of the Board

Date: June 25, 2012

By:	/s/ SATOSHI OZAWA
Name:	Satoshi Ozawa
Title:	Executive Vice President, Member of the Board

Date: June 25, 2012

(A signed original of this written statement required by Section 906 has been provided to Toyota Motor Corporation and will be retained by Toyota Motor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.)